TBW 2006-4

$429,020,900
(Approximate)

Taylor, Bean & Whitaker Mortgage Corp.
Sponsor and Servicer

DLJ Mortgage Capital, Inc.
Seller

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator

U.S. Bank National Association
Trustee

TBW Mortgage-Backed Trust Series 2006-4
Issuing Entity

TBW Mortgage-Backed Pass-Through Certificates, Series 2006-4

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Credit Suisse
Underwriter
$429,020,900 (Approximate)
TBW Mortgage-Backed Trust Series 2006-4

TBW 2006-4

Pricing Information

Offered Certificates
Class	Approximate Certificate Balance ($) (1)	Bond Type	Coupon (2)	WAL (3) (Years)	Principal Payment Window (3)	Expected Initial Target C/E (4)	Expected Initial Hard Subordination Percentage (5)	Legal Final	Proposed Ratings (S&P/Moody's)	Day Count Convention
A-1	158,508,000	Super Senior/Fixed Rate	5.99%	1.00	1 - 23	6.50%	10.00%	9/25/2036	AAA / Aaa	30/360
A-2 (6)	56,195,000	Super Senior/Adj. Rate	1ML + 0.15% (5)	2.30	23 - 33	6.50%	10.00%	9/25/2036	AAA / Aaa	Actual/360
A-3 (7)	55,508,000	Super Senior/Adj. Rate	1ML + 0.20% (6)	3.40	33 - 51	6.50%	10.00%	9/25/2036	AAA / Aaa	Actual/360
A-4	31,609,000	Super Senior/Fixed Rate	6.07%	5.00	51 - 72	6.50%	10.00%	9/25/2036	AAA / Aaa	30/360
A-5	31,138,900	Super Senior/Fixed Rate	6.29%	7.73	72 - 98	6.50%	10.00%	9/25/2036	AAA / Aaa	30/360
A-6	58,757,000	Super Senior/Fixed Rate/NAS	5.93%	6.38	37 - 98	6.50%	10.00%	9/25/2036	AAA / Aaa	30/360
A-7	13,710,000	Senior/Fixed Rate/Mezzanine	6.05%	3.19	1 - 98	6.50%	6.50%	9/25/2036	AAA /Aa1	30/360
M-1	10,940,000	Subordinate/Fixed Rate	6.12%	5.41	37 - 98	3.95%	3.95%	9/25/2036	AA / Aa2	30/360
M-2	7,079,000	Subordinate/Fixed Rate	6.42%	5.41	37 - 98	2.30%	2.30%	9/25/2036	A+ / A2	30/360
M-3	3,432,000	Subordinate/Fixed Rate	6.75%	5.18	37 - 94	1.50%	1.50%	9/25/2036	A- / Baa2	30/360
M-4	2,144,000	Subordinate/Fixed Rate	6.75%	4.71	37 - 77	1.00%	1.00%	9/25/2036	BBB+ / Baa3	30/360
Total	429,020,900

Non-Offered Certificates
Class	Approximate Certificate Balance ($)	Bond Type	Coupon	WAL (Years)	Principal Payment Window	Expected Initial Target C/E	Expected Initial Hard Subordination Percentage (5)	Legal Final	Proposed Ratings (S&P/Moody's)	Day Count Convention
P (8)	50	Prepayment Premiums	N/A	N/A	N/A	N/A	N/A	9/25/2036	AAA/NR	N/A
X	0	Subordinate/Excess/Residual	N/A	N/A	N/A	N/A	N/A	9/25/2036	NR/NR	N/A
R	50	Senior/Residual	N/A	N/A	N/A	N/A	N/A	9/25/2036	AAA/NR	N/A
Total	100

(1)
Bond sizes are based on the July 1, 2006 mortgage loan balance rolled forward to August 1, 2006 at 20.00% CPR. The actual bond sizes will be based on the August 1, 2006 collateral balance (the “Cut-off Date Balance”).

(2)
The coupons are capped by the Net Funds Cap as described herein. If the optional termination is not exercised on the first optional termination date, beginning with the following Distribution Date, the interest rate for each fixed rate certificate will be increased by 0.50% and the certificate margin for each adjustable rate certificate will be doubled, in each case subject to the Net Funds Cap.

(3)
The Certificates will be priced to call assuming 100% of the Prospectus Prepayment Curve and assuming one-month LIBOR is 5.330%. 100% of the Prospectus Prepayment Curve (“PPC”) assumes 10.00% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans ramped to 25.00% CPR over 12 months. In the 12th month of the life of the mortgage loans and thereafter, 100% PPC assumes 25.00% CPR.

(4)
The expected initial target credit enhancement percentage includes the target overcollateralization of 1.00%. As of the Closing Date, the aggregate balance of the Certificates is expected to be approximately equal to the Cut -off Date Balance.

(5)	The expected initial hard subordination percentage includes the target overcollateralization of 1.00% and the additional credit enhancement provided by the Class A-7 Certificates.

(6)
Interest will accrue on the Class A-2 Certificates based upon one-month LIBOR plus the certificate margin, subject to a maximum pass-through rate of 11.00% per annum. An Interest Rate Cap will be purchased for the benefit of the Class A-2 Certificates (the “Class A-2 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-2 Interest Rate Cap will be available primarily to cover basis risk shortfalls owing to the Class A-2 Certificates. The Class A-2 Interest Rate Cap will be outstanding through and including the Distribution Date in September 2009.

(7)
Interest will accrue on the Class A-3 Certificates based upon one-month LIBOR plus the certificate margin, subject to a maximum pass-through rate of 11.00% per annum. An Interest Rate Cap will be purchased for the benefit of the Class A-3 Certificates (the “Class A-3 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-3 Interest Rate Cap will be available primarily to cover basis risk shortfalls owing to the Class A-3 Certificates. The Class A-3 Interest Rate Cap will be outstanding through and including the Distribution Date in June 2011.

(8)	The Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans. No other Certificates will be entitled to receive prepayment premiums.

TBW 2006-4

Summary Terms

Underwriter:	Credit Suisse Securities (USA) LLC.
Depositor: Sponsor and Servicer:	Credit Suisse First Boston Mortgage Securities Corp. Taylor, Bean & Whitaker Mortgage Corp.
Master Servicer and Trust Administrator: Cap Counterparty:	Wells Fargo Bank, N.A. Credit Suisse International
Adjustable Rate Certificates:	The Adjustable Rate Certificates consist of the Class A-2 and Class A-3 Certificates.
Fixed Rate Certificates:	The Fixed Rate Certificates consist of the Class A-1, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.
Senior Certificates:	The Senior Certificates consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, and Class R Certificates, also referred to herein as the Class A Certificates.
Offered Certificates:	The Offered Certificates consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.
Non-Offered Certificates:	The Non-Offered Certificates consist of the Class P, the Class X and the Class R Certificates.
SMMEA Treatment:	When issued, the Offered Certificates, other than the Class M-2, the Class M-3 and the Class M-4 Certificates are anticipated to constitute “mortgage related securities” for purposes of SMMEA.
ERISA Status:	It is expected that the Offered Certificates may be purchased by employee benefit plans that are subject to ERISA.
Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.
Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and the Euroclear System.
Statistical Calculation Date:	July 1, 2006.
Cut-off Date:	August 1, 2006.
Closing Date:	On or about August 30, 2006.
Investor Settlement:	On or about August 31, 2006.
Distribution Date:	25th day of each month (or, if not a business day, the next succeeding business day), commencing in September 2006.
Interest Accrual Period:
The Interest Accrual Period for each Distribution Date with respect to the Adjustable Rate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day count basis). The Interest Accrual Period for each Distribution Date with regard to the Fixed Rate Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 day count basis).

TBW 2006-4

Delay Days:	24 days with respect to the Offered Certificates other than the Adjustable Rate Certificates, and 0 days with respect to the Adjustable Rate Certificates.
Optional Termination:
The Optional Termination may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Prospectus Prepayment Speed:
100% of the prepayment assumption (the “PPC”) describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.3636% CPR per month to 25.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 25.00% CPR thereafter.

Coupon/Margin Step-up:
If the Optional Termination is not exercised, the Pass-Through Rate on the Fixed Rate Certificates will be increased by 50 basis points and the Certificate Margin on the Adjustable Rate Certificates will be doubled, beginning on the distribution date following the first possible Optional Termination date.

Expense Fee Rate:	The per annum rate at which the servicing fee and any lender paid mortgage guaranty insurance premiums accrue.
Pass-Through Rate:
The Pass-Through Rate for the Adjustable Rate Certificates will be equal to the lesser of (i) one-month LIBOR plus the certificate margin, subject to a maximum pass-through rate of 11.00% per annum, and (ii) the Net Funds Cap. The Pass-Through Rate for the Fixed Rate Certificates will be equal to the lesser of (i) the fixed rate for such class and (ii) the Net Funds Cap.

Optimal Interest Remittance Amount:
For any distribution date will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of such mortgage loans or were not taken into account in computing the Expense Fee Rate.

Net Funds Cap:
For any Distribution Date will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date and (2) 12, and the denominator of which is the Aggregate Loan Balance for the immediately preceding Distribution Date, multiplied by, with respect to the Adjustable Rate Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Basis Risk Shortfall:
For any class of offered certificates, and any distribution date, the sum of: (1) the excess, if any, of the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap over the related Current Interest for the applicable distribution date, (2) any Basis Risk Shortfall remaining unpaid from prior distribution dates, and (3) interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee Rate.
Principal and Interest Advancing:
The servicer will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in the Prospectus Supplement).

Current Interest:
For any class of offered certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any interest shortfalls to the extent not covered by excess interest.

TBW 2006-4

Carryforward Interest:
For any class of offered certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Interest Remittance Amount:
For any distribution date, the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of related Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on such mortgage loans during the related Prepayment Period, less (x) expense fees with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicer, master servicer, the trust administrator or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicer or master servicer with respect to the related mortgage loans and distribution date, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, and (4) all net liquidation proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and recoveries, if any, collected with respect to such mortgage loans during the related Collection Period, to the extent allocable to interest.

Principal Remittance Amount:
The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicer and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each such mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, and (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and recoveries, if any, collected during the related Collection Period, to the extent allocable to principal.

Group A Calculation Percentage:
As to any distribution date, a fraction expressed as a percentage, the numerator of which is the Class Principal Balance of the Class A-6 Certificates and the denominator of which is the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, and Class R Certificates, in each case prior to giving effect to distributions of principal on that distribution date.

Sequential Trigger Event:	For any distribution date, if the Class Principal Balance of the Class M-1 Certificates has been reduced to zero, a Sequential Trigger Event is in effect.
Group A Lockout Percentage:	As to any distribution date, the applicable percentage set forth below for that distribution date:

Range of Distribution Dates	Lockout Percentage
September 2006 - August 2009	0.00%
September 2009 - August 2011	45.00%
September 2011 - August 2012	80.00%
September 2012 - August 2013	100.00%
September 2013 and thereafter	300.00%

Credit Enhancement:	1. Excess cashflow.
2. Overcollateralization. 3. Subordination (see table below).

TBW 2006-4

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
A	5.50%	6.50%	13.00%
M-1	2.95%	3.95%	7.90%
M-2	1.30%	2.30%	4.60%
M-3	0.50%	1.50%	3.00%
M-4	0.00%	1.00%	2.00%

* Prior to Stepdown Date, based on Aggregate Loan Balance as of the Cut-off Date. ** After Stepdown Date, based on the Aggregate Loan Balance for the related Distribution Date.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is 1.00% of the Aggregate Loan Balance as of the Cut-off Date.
2. On and after the Stepdown Date, the required overcollateralization amount is 2.00% of the Aggregate Loan Balance for the related Distribution Date (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

4. On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:
With respect to any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Most Senior Enhancement Percentage:
With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Stepdown Date:
The earlier to occur of (x) the first Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates are reduced to zero and (y) the later to occur of (i) the Distribution Date in September 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately 13.00%.

TBW 2006-4

Trigger Event:
A Trigger Event will occur for any Distribution Date if either:

(i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class	Percentage
Class A Certificates	50.00%
Class M-1 Certificates	82.25%
Class M-2 Certificates	141.30%
Class M-3 Certificates	216.65%
Class M-4 Certificates	325.00%

or (ii) the cumulative realized losses as a percentage of the Aggregate Loan Balance as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
September 2008 - August 2009	0.25%*
September 2009 - August 2010	0.60%*
September 2010 - August 2011	1.05%*
September 2011 - August 2012	1.45%*
September 2012 and thereafter	1.75%

* The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Source for Calculation of One-Month LIBOR:	Telerate Page 3750.
Deferred Amount:
For each class of Subordinate Certificates and any distribution date, will equal the amount by which (x) the aggregate of the applied loss amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the Class Principal Balance thereof due to recoveries.

Overcollateralization Commencement Date:	The October 2006 Distribution Date. For the September 2006 Distribution date, all Monthly Excess Interest will be released to the Class X Certificates.

Distributions to Certificateholders:	I.	On each Distribution Date, the Interest Remittance Amount will be paid according the following order of priority:

TBW 2006-4

1.
Concurrently, to the Class A Certificates (other than the Class R Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for such class and such distribution date;

2.	To the Class M-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;
3.	To the Class M-2 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;
4.	To the Class M-3 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;
5.	To the Class M-4 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;
6.	For application as part of monthly excess cash flow (such amount “Monthly Excess Interest”).

II.	Before the Stepdown Date or while a Trigger Event is in effect, the Principal Remittance Amount shall be allocated according to the following priority:

1.	To the Class R Certificates, until their Class Principal Balance is reduced to zero;
2.	Concurrently, on a pro rata basis, as follows:

A.	To the Class A-7 Certificates, until their Class Principal Balance is reduced to zero; and

B.	To the Class A-1 through Class A-6 Certificates, as follows:
i.
To the Class A-6 Certificates, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates, other than the Class A-7 Certificates, on such Distribution Date, until their Class Principal Balance is reduced to zero;

ii.	Sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and
iii.	To the Class A-6 Certificates, until their Class Principal Balance is reduced to zero;

provided, however, that if a Sequential Trigger Event is in effect, distributions pursuant to this clause (II) (2) shall be allocated sequentially, first to the Class A-1 through Class A-6 Certificates as described in (II) (2) (B) above, until the Class Principal Balance of each such class has been reduced to zero, and then to the Class A-7 Certificates, until their Class Principal Balance is reduced to zero.

3.	Sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and
4.	For application as part of monthly excess cash flow.

III.
On and after the Stepdown Date (assuming no Trigger Event is in effect), the Principal Remittance Amount shall be allocated according to the following priority (in each case, up to the related principal payment amount calculated in accordance with the Target Credit Enhancement percentages):

1.	Concurrently, on a pro rata basis, as follows:
A.	To the Class A-7 Certificates, until their Class Principal Balance is reduced to zero; and
B.	To the Class A-1 through Class A-6 Certificates, as follows:
i.
To the Class A-6 Certificates, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates other than the Class A-7 Certificates, on such Distribution Date, until their Class Principal Balance is reduced to zero;

ii.	Sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and
iii.	To the Class A-6 Certificates, until their Class Principal Balance is reduced to zero;

TBW 2006-4

provided, however, that if a Sequential Trigger Event is in effect, distributions pursuant to this clause (III) (a) shall be allocated sequentially, first to the Class A-1 through Class A-6 Certificates as described in (III) (a) (B) above, until the Class Principal Balance of each such class has been reduced to zero, and then to the Class A-7 Certificates, until their Class Principal Balance is reduced to zero.

2.	Sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and
3.	For application as part of monthly excess cash flow.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1.	For the first Distribution Date, 100% of the Monthly Excess Interest will be released to the Class X;

2.	(A) Until the aggregate Class Principal Balance of the certificates equals the Aggregate Loan Balance for such Distribution Date minus the targeted overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

a.	Concurrently, on a pro rata basis, as follows:
1)	To the Class A-7 Certificates, until their Class Principal Balance is reduced to zero; and
2)	To the Class A-1 through Class A-6 Certificates, as follows:
i.
To the Class A-6 Certificates, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates other than the Class A-7 Certificates on such Distribution Date, until their Class Principal Balance is reduced to zero;

ii.	Sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and
iii.	To the Class A-6 Certificates, until their Class Principal Balance is reduced to zero;

provided, however, that if a Sequential Trigger Event is in effect, distributions pursuant to this clause (IV) (2) (A) (a) shall be allocated sequentially, first to the Class A-1 through Class A-6 Certificates as described in (IV) (2) (A) (a) (2) above, until the Class Principal Balance of each such class has been reduced to zero, and then to the Class A-7 Certificates, until their Class Principal Balance is reduced to zero.

b.	To the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;
c.	To the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;
d.	To the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero; and
e.	To the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;

(B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in subclause III above, after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

3.	To the Class M-1 Certificates, any Deferred Amount;

4.	To the Class M-2 Certificates, any Deferred Amount;

5.	To the Class M-3 Certificates, any Deferred Amount;

6.	To the Class M-4 Certificates, any Deferred Amount;

7.	To the Class A Certificates, pro rata based on amounts due, any applicable Basis Risk Shortfall for such class;

8.	To the Class M-1 Certificates, any applicable Basis Risk Shortfall for such class;

9.	To the Class M-2 Certificates, any applicable Basis Risk Shortfall for such class;

TBW 2006-4

10.	To the Class M-3 Certificates, any applicable Basis Risk Shortfall for such class;

11.	To the Class M-4 Certificates, any applicable Basis Risk Shortfall for such class;

12.	To the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

13.	To the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

14.	To the Class R Certificates, any remaining amount.

Distributions to the Offered Certificates pursuant to steps IV (3) through IV (12) above shall be made after giving effect to payments made from the Interest Rate Cap Accounts to such certificates with respect to Basis Risk Shortfalls.

TBW 2006-4

CERTIFICATE PROFILES TO CALL

	25% PPC / Call (Y)	50% PPC / Call (Y)	75% PPC / Call (Y)	100% PPC / Call (Y)	125% PPC / Call (Y)	150% PPC / Call (Y)	175% PPC / Call (Y)

A1	Run to 10% Call
WAL for Princ Pmts	3.36	1.79	1.27	1.00	0.84	0.72	0.64
Principal Window	1 - 95	1 - 45	1 - 30	1 - 23	1 - 19	1 - 16	1 - 14

A2	Run to 10% Call
WAL for Princ Pmts	10.92	4.69	3.06	2.30	1.85	1.56	1.35
Principal Window	95 - 165	45 - 71	30 - 45	23 - 33	19 - 26	16 - 22	14 - 19

A3	Run to 10% Call
WAL for Princ Pmts	16.74	8.70	4.80	3.40	2.58	2.14	1.82
Principal Window	165 - 239	71 - 144	45 - 75	33 - 51	26 - 36	22 - 30	19 - 25

A4	Run to 10% Call
WAL for Princ Pmts	21.99	13.97	8.65	5.00	3.68	2.73	2.31
Principal Window	239 - 283	144 - 188	75 - 131	51 - 72	36 - 51	30 - 36	25 - 30

A5	Run to 10% Call
WAL for Princ Pmts	23.57	15.65	10.90	7.73	5.34	3.88	2.79
Principal Window	283 - 283	188 - 188	131 - 131	72 - 98	51 - 76	36 - 58	30 - 42

A6	Run to 10% Call
WAL for Princ Pmts	9.67	7.90	6.99	6.38	5.55	4.82	4.14
Principal Window	37 - 283	37 - 188	37 - 131	37 - 98	38 - 76	40 - 62	41 - 52

A7	Run to 10% Call
WAL for Princ Pmts	10.40	6.19	4.25	3.19	2.52	2.07	1.74
Principal Window	1 - 283	1 - 188	1 - 131	1 - 98	1 - 76	1 - 62	1 - 52

M1	Run to 10% Call
WAL for Princ Pmts	17.33	10.58	7.23	5.41	4.40	3.87	3.60
Principal Window	118 - 283	63 - 188	43 - 131	37 - 98	38 - 76	38 - 62	39 - 52

M2	Run to 10% Call
WAL for Princ Pmts	17.33	10.57	7.23	5.41	4.38	3.82	3.51
Principal Window	118 - 283	63 - 188	43 - 131	37 - 98	37 - 76	37 - 62	38 - 52

M3	Run to 10% Call
WAL for Princ Pmts	16.93	10.19	6.94	5.18	4.21	3.65	3.35
Principal Window	118 - 278	63 - 183	43 - 127	37 - 94	37 - 74	37 - 60	37 - 50

M4	Run to 10% Call
WAL for Princ Pmts	15.91	9.33	6.30	4.71	3.85	3.36	3.11
Principal Window	118 - 245	63 - 152	43 - 104	37 - 77	37 - 60	37 - 49	37 - 41

TBW 2006-4

CERTIFICATE PROFILES TO MATURITY

	25% PPC / Maturity (Y)	50% PPC / Maturity (Y)	75% PPC / Maturity (Y)	100% PPC / Maturity (Y)	125% PPC / Maturity (Y)	150% PPC / Maturity (Y)	175% PPC / Maturity (Y)

A1
WAL for Princ Pmts	3.36	1.79	1.27	1.00	0.84	0.72	0.64
Principal Window	1 - 95	1 - 45	1 - 30	1 - 23	1 - 19	1 - 16	1 - 14

A2
WAL for Princ Pmts	10.92	4.69	3.06	2.30	1.85	1.56	1.35
Principal Window	95 - 165	45 - 71	30 - 45	23 - 33	19 - 26	16 - 22	14 - 19

A3
WAL for Princ Pmts	16.74	8.70	4.80	3.40	2.58	2.14	1.82
Principal Window	165 - 239	71 - 144	45 - 75	33 - 51	26 - 36	22 - 30	19 - 25

A4
WAL for Princ Pmts	22.05	14.02	8.67	5.00	3.68	2.73	2.31
Principal Window	239 - 292	144 - 198	75 - 136	51 - 72	36 - 51	30 - 36	25 - 30

A5
WAL for Princ Pmts	26.93	20.69	15.02	10.59	6.46	3.88	2.79
Principal Window	292 - 355	198 - 332	136 - 271	72 - 211	51 - 168	36 - 58	30 - 42

A6
WAL for Princ Pmts	9.67	7.92	7.05	6.61	6.38	5.96	5.05
Principal Window	37 - 353	37 - 330	37 - 269	37 - 209	38 - 166	40 - 137	41 - 113

A7
WAL for Princ Pmts	10.67	6.60	4.58	3.45	2.74	2.24	1.88
Principal Window	1 - 355	1 - 332	1 - 271	1 - 211	1 - 168	1 - 137	1 - 113

M1
WAL for Princ Pmts	17.77	11.14	7.67	5.75	4.68	4.08	3.77
Principal Window	118 - 327	63 - 249	43 - 179	37 - 135	38 - 106	38 - 86	39 - 71

M2
WAL for Princ Pmts	17.51	10.79	7.39	5.53	4.48	3.90	3.57
Principal Window	118 - 308	63 - 219	43 - 155	37 - 116	37 - 91	37 - 74	38 - 61

M3
WAL for Princ Pmts	16.93	10.19	6.94	5.18	4.21	3.65	3.35
Principal Window	118 - 278	63 - 183	43 - 127	37 - 94	37 - 74	37 - 60	37 - 50

M4
WAL for Princ Pmts	15.91	9.33	6.30	4.71	3.85	3.36	3.11
Principal Window	118 - 245	63 - 152	43 - 104	37 - 77	37 - 60	37 - 49	37 - 41

TBW 2006-4

FORWARD ONE-MONTH LIBOR

Distribution	Forward	Distribution	Forward	Distribution	Forward
Date	One-Month LIBOR	Date	One-Month LIBOR	Date	One-Month LIBOR
9/25/2006	5.33%	8/25/2012	5.45%	7/25/2018	5.66%
10/25/2006	5.44%	9/25/2012	5.45%	8/25/2018	5.67%
11/25/2006	5.45%	10/25/2012	5.45%	9/25/2018	5.68%
12/25/2006	5.45%	11/25/2012	5.45%	10/25/2018	5.69%
1/25/2007	5.50%	12/25/2012	5.45%	11/25/2018	5.70%
2/25/2007	5.38%	1/25/2013	5.45%	12/25/2018	5.71%
3/25/2007	5.37%	2/25/2013	5.45%	1/25/2019	5.71%
4/25/2007	5.39%	3/25/2013	5.45%	2/25/2019	5.72%
5/25/2007	5.31%	4/25/2013	5.46%	3/25/2019	5.73%
6/25/2007	5.31%	5/25/2013	5.46%	4/25/2019	5.73%
7/25/2007	5.26%	6/25/2013	5.47%	5/25/2019	5.73%
8/25/2007	5.23%	7/25/2013	5.48%	6/25/2019	5.74%
9/25/2007	5.22%	8/25/2013	5.48%	7/25/2019	5.74%
10/25/2007	5.21%	9/25/2013	5.49%	8/25/2019	5.74%
11/25/2007	5.19%	10/25/2013	5.50%	9/25/2019	5.74%
12/25/2007	5.18%	11/25/2013	5.50%	10/25/2019	5.74%
1/25/2008	5.17%	12/25/2013	5.51%	11/25/2019	5.74%
2/25/2008	5.17%	1/25/2014	5.51%	12/25/2019	5.74%
3/25/2008	5.16%	2/25/2014	5.52%	1/25/2020	5.74%
4/25/2008	5.15%	3/25/2014	5.52%	2/25/2020	5.74%
5/25/2008	5.15%	4/25/2014	5.53%	3/25/2020	5.74%
6/25/2008	5.14%	5/25/2014	5.53%	4/25/2020	5.75%
7/25/2008	5.14%	6/25/2014	5.53%	5/25/2020	5.75%
8/25/2008	5.14%	7/25/2014	5.53%	6/25/2020	5.75%
9/25/2008	5.13%	8/25/2014	5.53%	7/25/2020	5.75%
10/25/2008	5.13%	9/25/2014	5.53%	8/25/2020	5.75%
11/25/2008	5.13%	10/25/2014	5.53%	9/25/2020	5.75%
12/25/2008	5.13%	11/25/2014	5.53%	10/25/2020	5.75%
1/25/2009	5.14%	12/25/2014	5.53%	11/25/2020	5.75%
2/25/2009	5.14%	1/25/2015	5.53%	12/25/2020	5.75%
3/25/2009	5.15%	2/25/2015	5.53%	1/25/2021	5.75%
4/25/2009	5.15%	3/25/2015	5.53%	2/25/2021	5.75%
5/25/2009	5.16%	4/25/2015	5.53%	3/25/2021	5.75%
6/25/2009	5.17%	5/25/2015	5.53%	4/25/2021	5.75%
7/25/2009	5.18%	6/25/2015	5.53%	5/25/2021	5.75%
8/25/2009	5.20%	7/25/2015	5.53%	6/25/2021	5.75%
9/25/2009	5.21%	8/25/2015	5.53%	7/25/2021	5.74%
10/25/2009	5.22%	9/25/2015	5.54%	8/25/2021	5.74%
11/25/2009	5.24%	10/25/2015	5.54%	9/25/2021	5.74%
12/25/2009	5.25%	11/25/2015	5.54%	10/25/2021	5.73%
1/25/2010	5.26%	12/25/2015	5.55%	11/25/2021	5.73%
2/25/2010	5.28%	1/25/2016	5.55%	12/25/2021	5.73%
3/25/2010	5.29%	2/25/2016	5.56%	1/25/2022	5.73%
4/25/2010	5.30%	3/25/2016	5.57%	2/25/2022	5.72%
5/25/2010	5.31%	4/25/2016	5.58%	3/25/2022	5.72%
6/25/2010	5.32%	5/25/2016	5.60%	4/25/2022	5.72%
7/25/2010	5.33%	6/25/2016	5.61%	5/25/2022	5.72%
8/25/2010	5.33%	7/25/2016	5.62%	6/25/2022	5.71%
9/25/2010	5.34%	8/25/2016	5.64%	7/25/2022	5.71%
10/25/2010	5.35%	9/25/2016	5.66%	8/25/2022	5.71%
11/25/2010	5.35%	10/25/2016	5.67%	9/25/2022	5.71%
12/25/2010	5.36%	11/25/2016	5.68%	10/25/2022	5.70%
1/25/2011	5.37%	12/25/2016	5.69%	11/25/2022	5.70%
2/25/2011	5.37%	1/25/2017	5.70%	12/25/2022	5.70%
3/25/2011	5.38%	2/25/2017	5.70%	1/25/2023	5.70%
4/25/2011	5.39%	3/25/2017	5.70%	2/25/2023	5.69%
5/25/2011	5.40%	4/25/2017	5.70%	3/25/2023	5.69%
6/25/2011	5.40%	5/25/2017	5.70%	4/25/2023	5.69%
7/25/2011	5.41%	6/25/2017	5.69%	5/25/2023	5.69%
8/25/2011	5.42%	7/25/2017	5.68%	6/25/2023	5.69%
9/25/2011	5.43%	8/25/2017	5.67%	7/25/2023	5.68%
10/25/2011	5.43%	9/25/2017	5.66%	8/25/2023	5.68%
11/25/2011	5.44%	10/25/2017	5.65%	9/25/2023	5.68%
12/25/2011	5.44%	11/25/2017	5.65%	10/25/2023	5.68%
1/25/2012	5.45%	12/25/2017	5.64%	11/25/2023	5.68%
2/25/2012	5.45%	1/25/2018	5.64%	12/25/2023	5.67%
3/25/2012	5.45%	2/25/2018	5.64%	1/25/2024	5.67%
4/25/2012	5.45%	3/25/2018	5.64%	2/25/2024	5.67%
5/25/2012	5.45%	4/25/2018	5.64%	3/25/2024	5.67%
6/25/2012	5.45%	5/25/2018	5.64%	4/25/2024	5.67%
7/25/2012	5.45%	6/25/2018	5.65%	5/25/2024	5.67%

TBW 2006-4

EXCESS SPREAD - 100% PPC TO CALL

	Distribution		Excess Spreed			Distribution		Excess Spreed
Period	Date	Forward LIBOR	Flat LIBOR	Forward LIBOR	Period	Date	Forward LIBOR	Flat LIBOR	Forward LIBOR
1	9/25/2006	5.330	1.525	1.525	50	10/25/2010	5.346	1.231	1.231
2	10/25/2006	5.441	1.287	1.258	51	11/25/2010	5.353	1.220	1.219
3	11/25/2006	5.448	1.246	1.213	52	12/25/2010	5.360	1.214	1.214
4	12/25/2006	5.449	1.302	1.270	53	1/25/2011	5.367	1.214	1.214
5	1/25/2007	5.503	1.260	1.211	54	2/25/2011	5.374	1.213	1.213
6	2/25/2007	5.382	1.267	1.252	55	3/25/2011	5.382	1.213	1.213
7	3/25/2007	5.370	1.430	1.419	56	4/25/2011	5.389	1.212	1.212
8	4/25/2007	5.392	1.284	1.264	57	5/25/2011	5.396	1.212	1.212
9	5/25/2007	5.311	1.346	1.350	58	6/25/2011	5.404	1.211	1.211
10	6/25/2007	5.312	1.301	1.305	59	7/25/2011	5.411	1.210	1.210
11	7/25/2007	5.262	1.366	1.386	60	8/25/2011	5.418	1.210	1.210
12	8/25/2007	5.233	1.319	1.350	61	9/25/2011	5.425	1.209	1.209
13	9/25/2007	5.218	1.322	1.359	62	10/25/2011	5.431	1.211	1.211
14	10/25/2007	5.205	1.385	1.426	63	11/25/2011	5.437	1.213	1.213
15	11/25/2007	5.194	1.328	1.375	64	12/25/2011	5.442	1.215	1.215
16	12/25/2007	5.184	1.394	1.445	65	1/25/2012	5.446	1.218	1.218
17	1/25/2008	5.174	1.334	1.391	66	2/25/2012	5.449	1.220	1.220
18	2/25/2008	5.166	1.338	1.399	67	3/25/2012	5.452	1.222	1.222
19	3/25/2008	5.159	1.478	1.539	68	4/25/2012	5.454	1.225	1.225
20	4/25/2008	5.153	1.345	1.414	69	5/25/2012	5.454	1.227	1.227
21	5/25/2008	5.148	1.420	1.491	70	6/25/2012	5.454	1.230	1.230
22	6/25/2008	5.143	1.352	1.429	71	7/25/2012	5.453	1.232	1.232
23	7/25/2008	5.139	1.431	1.509	72	8/25/2012	5.451	1.235	1.235
24	8/25/2008	5.135	1.356	1.438	73	9/25/2012	5.449	1.237	1.237
25	9/25/2008	5.133	1.352	1.432	74	10/25/2012	5.448	1.242	1.242
26	10/25/2008	5.132	1.418	1.493	75	11/25/2012	5.447	1.247	1.247
27	11/25/2008	5.132	1.344	1.418	76	12/25/2012	5.448	1.251	1.251
28	12/25/2008	5.133	1.404	1.473	77	1/25/2013	5.449	1.256	1.256
29	1/25/2009	5.136	1.335	1.402	78	2/25/2013	5.451	1.261	1.261
30	2/25/2009	5.140	1.330	1.393	79	3/25/2013	5.454	1.267	1.267
31	3/25/2009	5.146	1.493	1.546	80	4/25/2013	5.457	1.272	1.272
32	4/25/2009	5.153	1.321	1.374	81	5/25/2013	5.462	1.277	1.277
33	5/25/2009	5.162	1.366	1.412	82	6/25/2013	5.468	1.283	1.283
34	6/25/2009	5.172	1.312	1.353	83	7/25/2013	5.475	1.289	1.289
35	7/25/2009	5.184	1.352	1.386	84	8/25/2013	5.483	1.294	1.294
36	8/25/2009	5.197	1.304	1.334	85	9/25/2013	5.490	1.300	1.300
37	9/25/2009	5.210	1.300	1.325	86	10/25/2013	5.497	1.303	1.303
38	10/25/2009	5.223	1.327	1.348	87	11/25/2013	5.503	1.306	1.306
39	11/25/2009	5.237	1.286	1.303	88	12/25/2013	5.509	1.309	1.309
40	12/25/2009	5.250	1.313	1.326	89	1/25/2014	5.514	1.311	1.311
41	1/25/2010	5.263	1.276	1.287	90	2/25/2014	5.519	1.314	1.314
42	2/25/2010	5.275	1.271	1.279	91	3/25/2014	5.523	1.317	1.317
43	3/25/2010	5.286	1.339	1.344	92	4/25/2014	5.526	1.320	1.320
44	4/25/2010	5.297	1.260	1.264	93	5/25/2014	5.529	1.323	1.323
45	5/25/2010	5.307	1.274	1.276	94	6/25/2014	5.530	1.327	1.327
46	6/25/2010	5.317	1.249	1.250	95	7/25/2014	5.531	1.330	1.330
47	7/25/2010	5.325	1.257	1.258	96	8/25/2014	5.531	1.333	1.333
48	8/25/2010	5.332	1.238	1.238	97	9/25/2014	5.531	1.336	1.336
49	9/25/2010	5.339	1.232	1.231	98	10/25/2014	5.531	1.339	1.339

TBW 2006-4

NET FUNDS CAP - CLASS A-2 CERTIFICATES, 90% PPC, ACT/360

		Actual		Cap Payment	Net Funds Cap	Effective Net Funds Cap
Period	Date	Days	LIBOR	Rate	Without Cap Payment	Including Cap Payment*
1	9/25/2006	25	5.33%	0.00%	N/A	N/A
2	10/25/2006	30	20	12.81	7.19%	11.00%
3	11/25/2006	31	20	13.04	6.96	11.00
4	12/25/2006	30	20	12.81	7.19	11.00
5	1/25/2007	31	20	13.04	6.96	11.00
6	2/25/2007	31	20	13.04	6.96	11.00
7	3/25/2007	28	20	12.30	7.71	11.00
8	4/25/2007	31	20	13.04	6.96	11.00
9	5/25/2007	30	20	12.81	7.19	11.00
10	6/25/2007	31	20	13.04	6.96	11.00
11	7/25/2007	30	20	12.81	7.19	11.00
12	8/25/2007	31	20	13.04	6.96	11.00
13	9/25/2007	31	20	13.04	6.96	11.00
14	10/25/2007	30	20	12.81	7.19	11.00
15	11/25/2007	31	20	13.04	6.96	11.00
16	12/25/2007	30	20	12.81	7.19	11.00
17	1/25/2008	31	20	13.04	6.96	11.00
18	2/25/2008	31	20	13.04	6.96	11.00
19	3/25/2008	29	20	12.56	7.44	11.00
20	4/25/2008	31	20	13.04	6.96	11.00
21	5/25/2008	30	20	12.81	7.19	11.00
22	6/25/2008	31	20	13.04	6.96	11.00
23	7/25/2008	30	20	12.81	7.19	11.00
24	8/25/2008	31	20	13.04	6.96	11.00
25	9/25/2008	31	20	13.04	6.96	11.00
26	10/25/2008	30	20	12.81	7.19	11.00
27	11/25/2008	31	20	13.04	6.96	11.00
28	12/25/2008	30	20	12.81	7.19	11.00
29	1/25/2009	31	20	13.04	6.96	11.00
30	2/25/2009	31	20	13.04	6.96	11.00
31	3/25/2009	28	20	12.29	7.71	11.00
32	4/25/2009	31	20	13.04	6.96	11.00
33	5/25/2009	30	20	12.81	7.19	11.00
34	6/25/2009	31	20	13.04	6.96	11.00
35	7/25/2009	30	20	12.81	7.19	11.00
36	8/25/2009	31	20	13.04	6.96	11.00
37	9/25/2009	31	20	13.04	6.96	11.00

*Subject to the 11% hard cap

TBW 2006-4

NET FUNDS CAP - CLASS A-3 CERTIFICATES, 90% PPC ACT/360

		Actual		Cap Payment	Net Funds Cap	Effective Net Funds Cap
Period	Date	Days	LIBOR	Rate	Without Cap Payment	Including Cap Payment
1	9/25/2006	25	5.33%	0%	N/A	N/A
2	10/25/2006	30	20	2.81	7.19%	10.00%
3	11/25/2006	31	20	3.04	6.96	10.00
4	12/25/2006	30	20	2.81	7.19	10.00
5	1/25/2007	31	20	3.04	6.96	10.00
6	2/25/2007	31	20	3.04	6.96	10.00
7	3/25/2007	28	20	2.30	7.71	10.00
8	4/25/2007	31	20	3.04	6.96	10.00
9	5/25/2007	30	20	2.81	7.19	10.00
10	6/25/2007	31	20	3.04	6.96	10.00
11	7/25/2007	30	20	2.81	7.19	10.00
12	8/25/2007	31	20	3.04	6.96	10.00
13	9/25/2007	31	20	3.04	6.96	10.00
14	10/25/2007	30	20	2.81	7.19	10.00
15	11/25/2007	31	20	3.04	6.96	10.00
16	12/25/2007	30	20	2.81	7.19	10.00
17	1/25/2008	31	20	3.04	6.96	10.00
18	2/25/2008	31	20	3.04	6.96	10.00
19	3/25/2008	29	20	2.56	7.44	10.00
20	4/25/2008	31	20	3.04	6.96	10.00
21	5/25/2008	30	20	2.81	7.19	10.00
22	6/25/2008	31	20	3.04	6.96	10.00
23	7/25/2008	30	20	2.81	7.19	10.00
24	8/25/2008	31	20	3.04	6.96	10.00
25	9/25/2008	31	20	3.04	6.96	10.00
26	10/25/2008	30	20	2.81	7.19	10.00
27	11/25/2008	31	20	3.04	6.96	10.00
28	12/25/2008	30	20	2.81	7.19	10.00
29	1/25/2009	31	20	3.04	6.96	10.00
30	2/25/2009	31	20	3.04	6.96	10.00
31	3/25/2009	28	20	2.29	7.71	10.00
32	4/25/2009	31	20	3.04	6.96	10.00
33	5/25/2009	30	20	2.81	7.19	10.00
34	6/25/2009	31	20	3.04	6.96	10.00
35	7/25/2009	30	20	2.81	7.19	10.00
36	8/25/2009	31	20	3.04	6.96	10.00
37	9/25/2009	31	20	3.04	6.96	10.00
38	10/25/2009	30	20	2.81	7.19	10.00
39	11/25/2009	31	20	3.04	6.96	10.00
40	12/25/2009	30	20	2.81	7.19	10.00
41	1/25/2010	31	20	3.04	6.96	10.00
42	2/25/2010	31	20	3.04	6.96	10.00
43	3/25/2010	28	20	2.29	7.71	10.00
44	4/25/2010	31	20	3.04	6.96	10.00
45	5/25/2010	30	20	2.81	7.19	10.00
46	6/25/2010	31	20	3.04	6.96	10.00
47	7/25/2010	30	20	2.81	7.19	10.00
48	8/25/2010	31	20	3.04	6.96	10.00
49	9/25/2010	31	20	3.04	6.96	10.00
50	10/25/2010	30	20	2.81	7.19	10.00
51	11/25/2010	31	20	3.04	6.96	10.00
52	12/25/2010	30	20	2.81	7.19	10.00
53	1/25/2011	31	20	3.04	6.96	10.00
54	2/25/2011	31	20	3.04	6.96	10.00
55	3/25/2011	28	20	2.29	7.71	10.00
56	4/25/2011	31	20	3.04	6.96	10.00
57	5/25/2011	30	20	2.81	7.19	10.00
58	6/25/2011	31	20	3.04	6.96	10.00

TBW 2006-4

CLASS A-2 INTEREST RATE CAP

Class A2
Period	Date	Notional Balance	LIBOR Strike	LIBOR Cap	Corridor (bps)

1	9/25/2006	N/A	N/A	N/A	N/A
2	10/25/2006	56,195,000	7.191%	N/A	N/A
3	11/25/2006	56,195,000	6.959%	N/A	N/A
4	12/25/2006	56,195,000	7.192%	N/A	N/A
5	1/25/2007	56,195,000	6.960%	N/A	N/A
6	2/25/2007	56,195,000	6.960%	N/A	N/A
7	3/25/2007	56,195,000	7.705%	N/A	N/A
8	4/25/2007	56,195,000	6.960%	N/A	N/A
9	5/25/2007	56,195,000	7.192%	N/A	N/A
10	6/25/2007	56,195,000	6.960%	N/A	N/A
11	7/25/2007	56,195,000	7.192%	N/A	N/A
12	8/25/2007	56,195,000	6.960%	N/A	N/A
13	9/25/2007	56,195,000	6.960%	N/A	N/A
14	10/25/2007	56,195,000	7.192%	N/A	N/A
15	11/25/2007	56,195,000	6.960%	N/A	N/A
16	12/25/2007	56,195,000	7.192%	N/A	N/A
17	1/25/2008	56,195,000	6.960%	N/A	N/A
18	2/25/2008	56,195,000	6.960%	N/A	N/A
19	3/25/2008	56,195,000	7.440%	N/A	N/A
20	4/25/2008	56,195,000	6.960%	N/A	N/A
21	5/25/2008	56,195,000	7.192%	N/A	N/A
22	6/25/2008	56,195,000	6.960%	N/A	N/A
23	7/25/2008	56,195,000	7.192%	N/A	N/A
24	8/25/2008	56,195,000	6.960%	N/A	N/A
25	9/25/2008	56,195,000	6.960%	N/A	N/A
26	10/25/2008	55,366,338	7.192%	N/A	N/A
27	11/25/2008	49,783,466	6.960%	N/A	N/A
28	12/25/2008	44,319,916	7.192%	N/A	N/A
29	1/25/2009	38,973,151	6.960%	N/A	N/A
30	2/25/2009	33,740,687	6.960%	N/A	N/A
31	3/25/2009	28,620,092	7.706%	N/A	N/A
32	4/25/2009	23,608,987	6.960%	N/A	N/A
33	5/25/2009	18,705,044	7.192%	N/A	N/A
33	6/25/2009	13,905,981	6.960%	N/A	N/A
33	7/25/2009	9,209,569	7.192%	N/A	N/A
33	8/25/2009	4,613,621	6.960%	N/A	N/A
33	9/25/2009	116,002	6.960%	N/A	N/A

The Class A-2 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month LIBOR over (2) the Strike Rate (as shown above) for such period.

CLASS A-2 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used primarily to cover Basis Risk Shortfalls owing to the Class A-2 Certificates.

On each Distribution Date, any amounts on deposit in the Class A-2 Interest Rate Cap Account not needed to cover Basis Risk Shortfalls owing to the Class A-2 Certificates will be used first to cover Basis Risk Shortfalls on the Senior Certificates, pro rata, based on amounts due; second to cover Basis Risk Shortfalls on the Subordinate Certificates, sequentially, in order of their seniority; and last, to the Class X Certificates.

TBW 2006-4

CLASS A-3 INTEREST RATE CAP

Class A3
Period	Date	Notional Balance	LIBOR Strike	LIBOR Cap	Corridor (bps)	Period	Date	Notional Balance	LIBOR Strike	LIBOR Cap	Corridor (bps)

1	9/25/2006	N/A	N/A	N/A	N/A	30	2/25/2009	55,508,000	6.960%	10.000%	304.0
2	10/25/2006	55,508,000	7.191%	10.000%	280.9	31	3/25/2009	55,508,000	7.706%	10.000%	229.4
3	11/25/2006	55,508,000	6.959%	10.000%	304.1	32	4/25/2009	55,508,000	6.960%	10.000%	304.0
4	12/25/2006	55,508,000	7.192%	10.000%	280.8	33	5/25/2009	55,508,000	7.192%	10.000%	280.8
5	1/25/2007	55,508,000	6.960%	10.000%	304.0	34	6/25/2009	55,508,000	6.960%	10.000%	304.0
6	2/25/2007	55,508,000	6.960%	10.000%	304.0	35	7/25/2009	55,508,000	7.192%	10.000%	280.8
7	3/25/2007	55,508,000	7.705%	10.000%	229.5	36	8/25/2009	55,508,000	6.960%	10.000%	304.0
8	4/25/2007	55,508,000	6.960%	10.000%	304.0	37	9/25/2009	55,508,000	6.960%	10.000%	304.0
9	5/25/2007	55,508,000	7.192%	10.000%	280.8	38	10/25/2009	52,717,737	7.193%	10.000%	280.7
10	6/25/2007	55,508,000	6.960%	10.000%	304.0	39	11/25/2009	49,535,892	6.961%	10.000%	303.9
11	7/25/2007	55,508,000	7.192%	10.000%	280.8	40	12/25/2009	46,428,854	7.193%	10.000%	280.7
12	8/25/2007	55,508,000	6.960%	10.000%	304.0	41	1/25/2010	43,394,968	6.961%	10.000%	303.9
13	9/25/2007	55,508,000	6.960%	10.000%	304.0	42	2/25/2010	40,432,612	6.961%	10.000%	303.9
14	10/25/2007	55,508,000	7.192%	10.000%	280.8	43	3/25/2010	37,540,202	7.706%	10.000%	229.4
15	11/25/2007	55,508,000	6.960%	10.000%	304.0	44	4/25/2010	34,716,186	6.961%	10.000%	303.9
16	12/25/2007	55,508,000	7.192%	10.000%	280.8	45	5/25/2010	31,959,048	7.193%	10.000%	280.7
17	1/25/2008	55,508,000	6.960%	10.000%	304.0	46	6/25/2010	29,267,301	6.961%	10.000%	303.9
18	2/25/2008	55,508,000	6.960%	10.000%	304.0	47	7/25/2010	26,639,493	7.193%	10.000%	280.7
19	3/25/2008	55,508,000	7.440%	10.000%	256.0	48	8/25/2010	24,074,203	6.961%	10.000%	303.9
20	4/25/2008	55,508,000	6.960%	10.000%	304.0	49	9/25/2010	21,570,041	6.961%	10.000%	303.9
21	5/25/2008	55,508,000	7.192%	10.000%	280.8	50	10/25/2010	19,125,645	7.193%	10.000%	280.7
22	6/25/2008	55,508,000	6.960%	10.000%	304.0	51	11/25/2010	16,739,684	6.961%	10.000%	303.9
23	7/25/2008	55,508,000	7.192%	10.000%	280.8	52	12/25/2010	14,410,857	7.193%	10.000%	280.7
24	8/25/2008	55,508,000	6.960%	10.000%	304.0	53	1/25/2011	12,137,888	6.961%	10.000%	303.9
25	9/25/2008	55,508,000	6.960%	10.000%	304.0	54	2/25/2011	9,919,531	6.961%	10.000%	303.9
26	10/25/2008	55,508,000	7.192%	10.000%	280.8	55	3/25/2011	7,754,567	7.707%	10.000%	229.3
27	11/25/2008	55,508,000	6.960%	10.000%	304.0	56	4/25/2011	5,641,803	6.961%	10.000%	303.9
28	12/25/2008	55,508,000	7.192%	10.000%	280.8	57	5/25/2011	3,580,070	7.193%	10.000%	280.7
29	1/25/2009	55,508,000	6.960%	10.000%	304.0	58	6/25/2011	1,568,227	6.961%	10.000%	303.9

The Class A-3 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month LIBOR and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS A-3 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used primarily to cover Basis Risk Shortfalls owing to the Class A-3 Certificates.

On each Distribution Date, any amounts on deposit in the Class A-3 Interest Rate Cap Account not needed to cover Basis Risk Shortfalls owing to the Class A-3 Certificates will be used first to cover Basis Risk Shortfalls on the Senior Certificates, pro rata, based on amounts due; second to cover Basis Risk Shortfalls on the Subordinate Certificates, sequentially, in order of their seniority; and last, to the Class X Certificates.

TBW 2006-4

BREAK-EVEN CDR SCENARIOS

The tables below display the first Constant Default Rate (“CDR”), and the resulting cumulative collateral loss, at which the referenced Class incurs a write-down. Calculations are run to maturity. Other assumptions incorporated include: (1) Forward LIBOR (2) prepayment speed is 100% PPC, (3) loss severities as indicated in the tables, (4) 12 month lag from default to loss, (5) principal and interest are advanced through liquidation, and (6) triggers fail (i.e., no stepdown).

	25% Severity			30% Severity			35% Severity
	CDR Break	Cum Loss		CDR Break	Cum Loss		CDR Break	Cum Loss
M1	8.82% CDR	6.47%	M1	7.19% CDR	6.58%	M1	6.07% CDR	6.66%
M2	6.36% CDR	4.95%	M2	5.24% CDR	5.03%	M2	4.45% CDR	5.09%
M3	5.32% CDR	4.25%	M3	4.41% CDR	4.33%	M3	3.76% CDR	4.38%
M4	4.86% CDR	3.93%	M4	4.04% CDR	4.00%	M4	3.46% CDR	4.06%

TBW 2006-4
Credit Suisse
All records

1. Portfolio Summary

No of Loans: 1802
Total Original Balance: 439,781,403.00
Avg Original Balance: 244,051.83
Total Scheduled Balance: 439,626,885.64
Avg Scheduled Balance: 243,966.09
Gross WAC: 7.45139
Net WAC: 7.20139
Wgt Avg Original Term: 360
Wgt Avg Remaining Term: 359
Wgt Avg Original LTV: 77.43
Wgt Avg CLTV: 87.19
FICO: 703
% in California: 5.82
% LTV greater than 80 - No MI: 0.03

2. Mortgage Rates (%)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Mortgage Rates (%)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
5.500 - 5.999	3	780,771.00	0.2	260,257.00	5.77	5.524	61.7	72.81	744	353	7	100	0	100	77.6	22.4
6.000 - 6.499	16	3,564,434.00	0.8	222,777.00	6.2	5.946	63.3	69.33	734	357	3	76.7	52.5	42.5	93	33
6.500 - 6.999	272	64,301,343.00	15	236,402.00	6.82	6.568	73.3	82.11	709	358	1	89.1	30.1	34.2	82.3	29.9
7.000 - 7.499	635	153,961,129.00	35	242,458.00	7.21	6.96	76.8	86.94	704	360	0	89.5	16	35.6	85.9	39.7
7.500 - 7.999	639	158,664,948.00	36	248,302.00	7.69	7.436	79.4	89.45	699	360	0	81.8	9.7	25.2	83.3	49.1
8.000 - 8.499	153	37,336,080.00	8.5	244,027.00	8.1	7.854	79.9	88.09	699	360	0	74	3.6	27.8	83.2	38.6
8.500 - 8.999	83	20,788,306.00	4.7	250,462.00	8.5	8.25	78.3	89.61	706	360	0	52.9	3.8	17.2	78.6	40.7
9.000 - 9.499	1	229,874.00	0.1	229,874.00	9	8.75	74.2	74.22	670	358	2	0	100	0	100	0
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 5.750
Max: 9.000
Wgt Avg: 7.451

3. Index

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Index	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Fixed Rate	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

4. Product

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Product	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
FIXED 20YR	1	410,000.00	0.1	410,000.00	6.63	6.375	53.3	53.25	718	240	0	100	100	100	100	0
FIXED 25YR	1	330,000.00	0.1	330,000.00	6.5	6.25	57.9	57.89	555	300	0	100	100	100	0	0
FIXED 30YR	1,080	256,423,928.00	58	237,430.00	7.41	7.163	77.3	85.2	704	360	0	81.6	12.9	31.5	83	0
FIXED 30YR - IOYR IO	720	182,462,957.00	42	253,421.00	7.51	7.259	77.7	90.11	703	359	1	86	16.4	28.1	85.2	100
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

5. Scheduled Balances ($)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Scheduled Balances ($)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
0.00 - 24,999.99	3	59,800.00	0	19,933.00	8.5	8.25	80	79.95	692	360	0	0	0	0	100	0
25,000.00 - 49,999.99	26	1,042,882.00	0.2	40,111.00	7.46	7.214	67.2	70.39	684	360	0	23.7	12.1	19.7	91.8	12.4
50,000.00 - 74,999.99	34	2,149,881.00	0.5	63,232.00	7.7	7.452	77.8	82.12	699	359	1	27.2	35.8	27.2	82.9	22.2
75,000.00 - 99,999.99	38	3,367,379.00	0.8	88,615.00	7.61	7.357	79.4	89.09	716	359	1	45	31.7	19.8	81.8	59.6
100,000.00 - 124,999.99	64	7,183,920.00	1.6	112,249.00	7.49	7.238	76.9	88.6	718	360	0	59.5	25	21.8	80.7	59.4
125,000.00 - 149,999.99	58	7,997,773.00	1.8	137,893.00	7.38	7.13	77.8	88.15	700	360	0	70.5	30.8	27.7	79.1	50.3
150,000.00 - 174,999.99	276	44,852,573.00	10	162,509.00	7.44	7.188	78.8	88.88	705	360	0	76.3	18.9	21.4	86.2	32.1
175,000.00 - 199,999.99	300	56,068,209.00	13	186,894.00	7.43	7.184	78.5	89.25	700	360	0	80.8	14.7	23.1	84.1	36.8
200,000.00 - 249,999.99	359	80,196,341.00	18	223,388.00	7.43	7.176	78.4	89.33	702	360	0	82.8	17.7	24.1	86.7	40.2
250,000.00 - 299,999.99	236	64,360,320.00	15	272,713.00	7.39	7.138	77.9	88.11	704	360	0	89	10.1	27.2	84.6	44.4
300,000.00 - 399,999.99	236	80,310,532.00	18	340,299.00	7.43	7.182	77.7	86.03	697	359	0	88.5	11	35.1	82.1	40.2
400,000.00 - 499,999.99	99	43,460,124.00	9.9	438,991.00	7.41	7.162	75.7	85.11	705	358	1	89.9	15.4	43	78.5	40.8
500,000.00 - 599,999.99	36	19,604,968.00	4.5	544,582.00	7.58	7.332	77.3	87.17	721	360	0	69.8	11.5	39.2	80.1	46.3
600,000.00 - 699,999.99	14	8,929,242.00	2	637,803.00	7.59	7.342	73.1	84.76	680	360	0	85.5	14.8	56.6	92.9	71
700,000.00 - 799,999.99	10	7,375,177.00	1.7	737,518.00	7.74	7.485	74.6	80.56	716	360	0	100	0	20.3	79.7	39.3
800,000.00 - 899,999.99	4	3,305,500.00	0.8	826,375.00	8	7.748	77	79.46	721	360	0	100	0	75.5	100	25
900,000.00 - 999,999.99	6	5,617,264.00	1.3	936,211.00	7.7	7.451	71.8	72.38	700	360	0	100	16.8	83.4	100	50.2
1,000,000.00 - 1,099,999.99	1	1,000,000.00	0.2	1,000,000.00	7.75	7.5	62.5	62.5	686	359	1	100	0	0	100	100
1,200,000.00 - 1,999,999.99	2	2,745,000.00	0.6	1,372,500.00	7.71	7.456	56.5	76.01	766	357	3	100	0	0	54.6	100
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 19,900.00
Max: 1,500,000.00
Avg: 243,966.09

6. FICO

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
FICO	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
less than or equal to 619	20	4,459,095.00	1	222,955.00	6.91	6.664	74.8	78.43	590	354	2	98.1	94.2	26	84	14.5
620 - 639	103	23,738,650.00	5.4	230,472.00	7.45	7.197	77.3	82.76	631	360	0	86.6	25.2	45.3	90	38.3
640 - 659	184	45,700,358.00	10	248,372.00	7.55	7.296	78.4	85.42	651	359	1	88.8	20.2	35.9	86.7	42.3
660 - 679	318	77,016,054.00	18	242,189.00	7.49	7.242	77.9	88.62	670	360	0	86.5	11.6	31.9	88.2	41.6
680 - 699	287	70,495,905.00	16	245,630.00	7.48	7.234	77.7	87.75	689	360	0	89.8	11.3	34.5	84.1	45.8
700 - 719	264	66,140,079.00	15	250,531.00	7.48	7.228	77.2	87.56	709	359	0	78.9	9.3	28.6	83.3	45.6
720 - 739	218	53,783,101.00	12	246,711.00	7.45	7.2	77	87.24	729	360	0	81.1	9.7	28.5	82.7	41.2
740 - 759	171	40,369,809.00	9.2	236,081.00	7.32	7.071	77	88.23	749	359	1	78.4	15.7	26.8	80.4	40.5
760 - 779	127	30,006,134.00	6.8	236,269.00	7.38	7.133	77.9	88.56	769	359	1	76.3	16.3	13	80.5	31.5
780 - 799	79	18,852,739.00	4.3	238,642.00	7.31	7.057	77.1	84.38	788	360	0	74.5	15.6	29.4	67.9	34.8
800 greater than or equal to	31	9,064,962.00	2.1	292,418.00	7.57	7.323	74.7	89.1	806	359	1	79.2	19.5	13.4	86.1	48.7
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 528
Max: 816
Wgt Avg: 703

7. DTI Ratio

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
DTI Ratio	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
less than or equal to 20.00	362	89,743,157.00	20	247,909.00	7.55	7.303	74.3	79.95	721	360	0	82.1	1.3	25.4	84.1	33.6
20.01 - 25.00	53	11,089,946.00	2.5	209,244.00	7.36	7.108	77.2	86.1	701	360	0	74.9	4.2	42.1	92.5	42.2
25.01 - 30.00	135	31,728,977.00	7.2	235,029.00	7.42	7.167	77.6	88.35	706	359	1	77.9	20.3	30.8	91.7	39.8
30.01 - 35.00	201	49,510,456.00	11	246,321.00	7.48	7.227	77.1	86.34	702	360	0	78.2	12.7	30.1	83.3	38.7
35.01 - 40.00	318	81,224,032.00	19	255,421.00	7.46	7.205	78.2	89.14	700	359	0	89.4	12.1	31.8	83.6	44
40.01 - 45.00	364	89,863,702.00	20	246,878.00	7.45	7.201	78.7	89.86	698	359	1	84.9	14.6	31.1	82.7	47.5
45.01 - 50.00	320	74,434,525.00	17	232,608.00	7.36	7.114	78.8	91.53	694	359	1	85.9	30	30.1	82	45.1
50.01 - 55.00	40	9,938,637.00	2.3	248,466.00	7.35	7.1	79.4	84.42	704	360	0	73.7	22	37.4	75.4	38.2
55.01 greater than or equal to	9	2,093,454.00	0.5	232,606.00	6.97	6.722	74.1	74.08	647	359	1	67.8	89.5	41.1	93.8	0
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 0.00
Max: 73.88
Wgt Avg: 38.95

8. Original LTV Ratio (%)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Original LTV Ratio (%)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
less than or equal to 50.000	42	8,789,147.00	2	209,265.00	7.02	6.767	42.3	45.22	709	359	1	90	6.6	63.7	73.6	36.2
50.001 - 55.000	25	8,156,153.00	1.9	326,246.00	7.13	6.876	53.3	64.23	737	353	1	91.2	9.7	49.4	76.6	40.7
55.001 - 60.000	39	11,118,045.00	2.5	285,078.00	6.96	6.708	58.7	60.76	712	357	1	68.7	3	60.8	66.6	22.7
60.001 - 65.000	39	11,165,281.00	2.5	286,289.00	7.25	7	63.3	68.67	704	359	1	70.3	5.3	50.9	82.6	21
65.001 - 70.000	89	26,342,717.00	6	295,986.00	7.35	7.102	69	75.99	708	359	1	75.6	10.7	54.3	82.7	36.7
70.001 - 75.000	164	39,820,841.00	9.1	242,810.00	7.51	7.26	74.2	81.15	694	360	0	71.1	9.4	52.3	81.5	36.8
75.001 - 80.000	1,241	299,556,046.00	68	241,383.00	7.48	7.229	79.8	91.89	701	360	0	86.5	14	23.9	84.8	46.6
80.001 - 85.000	11	2,196,478.00	0.5	199,680.00	7.14	6.887	83.7	84.47	699	359	1	88.5	39.7	18.3	96.1	26.1
85.001 - 90.000	73	15,039,974.00	3.4	206,027.00	7.69	7.442	89.5	89.53	708	360	0	67.5	28.2	21.8	86.4	15.8
90.001 - 95.000	53	12,480,399.00	2.8	235,479.00	7.77	7.518	94.7	94.68	717	359	1	95.1	22	4	91.1	16.1
95.001 - 100.000	26	4,961,804.00	1.1	190,839.00	7.34	7.09	99.4	99.36	716	359	1	100	100	0	94.1	43
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 14.590
Max: 100.000
Wgt Avg: 77.432

9. Combined LTV Ratio (%)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Combined LTV Ratio (%)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
less than or equal to 50.000	47	9,995,658.00	2.3	212,674.00	7.11	6.859	49.2	36.59	704	360	0	91.2	5.8	53.5	71.1	39.9
50.001 - 55.000	19	5,053,297.00	1.1	265,963.00	6.75	6.498	53.5	53.46	712	350	1	85.7	12.6	61.6	62.2	12.9
55.001 - 60.000	36	10,249,463.00	2.3	284,707.00	6.98	6.732	58.8	58.78	712	357	1	68.6	3.2	61.6	63.8	24.6
60.001 - 65.000	32	8,245,615.00	1.9	257,675.00	7.21	6.959	63.1	63.08	707	359	1	72.6	2.1	49	86.6	22.9
65.001 - 70.000	60	18,606,806.00	4.2	310,113.00	7.3	7.053	67.5	68.76	705	360	0	76.6	11.9	66.1	84.9	37.2
70.001 - 75.000	104	24,894,825.00	5.7	239,373.00	7.51	7.259	73.6	73.96	693	360	0	74.2	8.7	66.8	83.9	30
75.001 - 80.000	324	83,366,205.00	19	257,303.00	7.46	7.211	79.1	79.47	695	360	0	81.9	10.5	45.6	80.8	26.9
80.001 - 85.000	31	8,650,987.00	2	279,064.00	7.53	7.277	74.8	84.12	703	360	0	66.5	11	48.2	91.9	39.3
85.001 - 90.000	206	52,718,495.00	12	255,915.00	7.56	7.311	80.5	89.44	699	359	1	75.5	17.2	26.2	85.9	43.5
90.001 - 95.000	305	71,197,049.00	16	233,433.00	7.62	7.366	81.7	94.67	708	359	1	67	12.3	16	84.2	43.9
95.001 - 100.000	638	146,648,486.00	33	229,857.00	7.43	7.175	80.2	99.85	707	360	0	99.7	20.5	12.1	87	53.9
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 10.000
Max: 100.000
Wgt Avg: 87.187

10. Documentation Type

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Documentation Type	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
NIV	839	211,552,509.00	48	252,148.00	7.45	7.199	77.9	88.33	699	360	0	81.7	0	34.2	82.3	43.1
Stated Income / Stated Assets	339	81,648,398.00	19	240,851.00	7.54	7.289	77	88.59	703	360	0	86.3	0	25	84.6	40.4
Full	293	63,677,502.00	15	217,329.00	7.2	6.954	80.7	91.17	695	358	1	84.2	100	30.9	86.5	47
No Income/ No Asset	225	55,284,080.00	13	245,707.00	7.57	7.324	72.6	75.68	724	360	0	88.6	0	27	81.8	30.1
No Ratio	106	27,464,397.00	6.2	259,098.00	7.54	7.285	76.9	88.14	713	360	0	76.9	0	20.3	92	42.5
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

11. Property Type

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Property Type	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Single Family Residence	1,134	271,523,455.00	62	239,439.00	7.43	7.183	77.3	86.74	701	359	1	85.7	14.2	33.1	100	39.9
Condo	151	32,740,516.00	7.4	216,825.00	7.59	7.338	76.9	86.02	715	360	0	67.9	14.8	26.8	0	42.5
2-4 Family	132	38,111,858.00	8.7	288,726.00	7.38	7.125	74.7	82.17	710	359	1	84.4	9.8	38.8	0	34.3
PUD	385	97,251,056.00	22	252,600.00	7.49	7.235	79.1	90.8	701	360	0	82.1	17	20.1	100	48.3
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

12. Mortgage Loan Purpose

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Mortgage Loan Purpose	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Purchase	1,041	238,527,116.00	54	229,133.00	7.52	7.268	80	92.96	711	360	0	81.4	14.1	0	84.4	45.5
Refinance - Rate Term	272	68,204,210.00	16	250,751.00	7.4	7.147	75.5	82.31	690	359	1	82.4	15	0	85.3	33.2
Refinance - Cashout	489	132,895,560.00	30	271,770.00	7.36	7.11	73.8	79.33	695	359	0	87.7	14.8	100	82.3	38.6
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

13. Occupancy Type

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Occupancy Type	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Primary	1,428	366,957,121.00	84	256,973.00	7.41	7.161	77.6	87.93	701	359	0	100	14.6	31.7	85.2	42.8
Second Home	71	17,058,166.00	3.9	240,256.00	7.36	7.112	75.6	83.18	715	359	1	0	8.2	25.4	77.9	45.1
Investment	303	55,611,598.00	13	183,537.00	7.75	7.498	76.6	83.52	715	360	0	0	15.6	21.7	77.2	32.1
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

14. State

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
State	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Illinois	204	56,843,041.00	13	278,642.00	7.73	7.477	77.7	89.59	698	360	0	87.2	7.8	31.6	76.3	37
Georgia	271	56,301,653.00	13	207,755.00	7.42	7.171	79.1	89.24	701	360	0	76.5	18.9	18.9	94.4	39.3
Florida	215	53,005,498.00	12	246,537.00	7.49	7.241	76.7	85.25	706	359	1	85.4	7.9	34.9	88.8	46.6
Massachusetts	163	44,676,188.00	10	274,087.00	7.41	7.158	75	83.62	708	360	0	95.4	4.5	33.8	57	36.1
Arizona	108	27,485,902.00	6.3	254,499.00	7.43	7.184	77.5	88.04	700	360	0	78.8	17.7	31.4	95.9	64.1
California	63	25,600,494.00	5.8	406,357.00	7.3	7.051	72	77.66	716	357	1	80.3	16.3	46.5	82.2	41.3
Colorado	113	24,715,673.00	5.6	218,723.00	7.41	7.161	79.1	91.94	707	360	0	80	18	14.8	88.4	62.7
Utah	88	20,322,694.00	4.6	230,940.00	7.39	7.142	79.1	89.11	705	359	1	74.8	24.7	26.1	95.5	40.3
Maryland	47	12,478,528.00	2.8	265,501.00	7.46	7.212	78.2	90.61	698	360	0	87.6	12.8	22.4	94.9	58.9
Nevada	42	11,268,671.00	2.6	268,302.00	7.37	7.119	79.3	91.8	696	360	0	92.5	16.3	26.2	92	62.6
Other	488	106,928,546.00	24	219,116.00	7.39	7.137	78.1	86.99	702	359	0	82.2	19.1	33.1	83.1	30.1
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

15. Original Term

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Original Term	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
240	1	410,000.00	0.1	410,000.00	6.63	6.375	53.3	53.25	718	240	0	100	100	100	100	0
300	1	330,000.00	0.1	330,000.00	6.5	6.25	57.9	57.89	555	300	0	100	100	100	0	0
360	1,800	438,886,886.00	100	243,826.00	7.45	7.203	77.5	87.24	703	360	0	83.4	14.3	30.1	83.9	41.6
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Max: 360
Min: 240
Wgt Avg: 360

16. Remaining Term to Stated Maturity

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Remaining Term to Stated Maturity	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
240 - 240	1	410,000.00	0.1	410,000.00	6.63	6.375	53.3	53.25	718	240	0	100	100	100	100	0
300 - 300	1	330,000.00	0.1	330,000.00	6.5	6.25	57.9	57.89	555	300	0	100	100	100	0	0
343 - 343	1	345,000.00	0.1	345,000.00	6.88	6.625	76.7	87.53	601	343	17	100	100	0	100	100
348 - 348	2	535,082.00	0.1	267,541.00	5.92	5.67	63.4	79.57	749	348	12	84.9	0	84.9	100	15.1
350 - 350	1	356,973.00	0.1	356,973.00	6.25	6	70	95	813	350	10	0	100	0	100	100
351 - 351	1	490,573.00	0.1	490,573.00	6.5	6.25	60.6	60.61	654	351	9	0	0	0	100	0
352 - 352	3	848,060.00	0.2	282,687.00	6.97	6.717	85.9	91.48	748	352	8	67.2	0	0	60.9	0
353 - 353	2	496,273.00	0.1	248,136.00	6.81	6.562	68.1	73.08	730	353	7	0	50	50	50	50
354 - 354	6	1,317,809.00	0.3	219,635.00	6.82	6.572	81.4	85.97	719	354	6	100	61.2	4.2	79.4	63.6
355 - 355	2	371,301.00	0.1	185,651.00	6.83	6.58	86	89.61	663	355	5	63.8	63.8	63.8	63.8	0
356 - 356	3	1,421,876.00	0.3	473,959.00	6.79	6.537	62.5	63.48	723	356	4	87.6	0	0	0	87.6
357 - 357	24	6,254,946.00	1.4	260,623.00	7.15	6.896	80.7	87.86	679	357	3	90.3	31.2	24.2	93.1	43.9
358 - 358	29	7,562,077.00	1.7	260,761.00	7.44	7.189	72.2	87.45	718	358	2	72.1	29.4	38.7	87.7	39.6
359 - 359	504	128,078,761.00	29	254,125.00	7.39	7.135	76.9	86.95	703	359	1	84.9	15.1	33.2	84.4	43.1
360 - 360	1,222	290,808,154.00	66	237,977.00	7.51	7.256	77.9	87.53	703	360	0	83.3	12.9	29	83.9	40.7
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 240
Max: 360
Wgt Avg: 359

17. First Payment Date

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
First Payment Date	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
2005	8	2,575,688.00	0.6	321,961.00	6.55	6.299	72.9	83.09	720	349	11	53.2	27.3	17.6	87.1	30.4
2006	1,794	437,051,198.00	99	243,618.00	7.46	7.207	77.5	87.21	703	359	0	83.6	14.4	30.3	83.9	41.6
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

18. Maturity Date

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Maturity Date	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
2026	1	410,000.00	0.1	410,000.00	6.63	6.375	53.3	53.25	718	240	0	100	100	100	100	0
2031	1	330,000.00	0.1	330,000.00	6.5	6.25	57.9	57.89	555	300	0	100	100	100	0	0
2035	10	3,071,961.00	0.7	307,196.00	6.59	6.341	72.2	81.47	721	350	10	44.6	30.9	22.9	81.1	33.6
2036	1,790	435,814,925.00	99	243,472.00	7.46	7.209	77.5	87.28	703	360	0	83.7	14.2	30.2	84	41.6
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

19. Zipcode

20. Interest Only Period

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Interest Only Period	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
0	1,082	257,163,928.00	59	237,675.00	7.41	7.161	77.2	85.11	703	359	0	81.7	13.1	31.7	82.9	0
120	720	182,462,957.00	42	253,421.00	7.51	7.259	77.7	90.11	703	359	1	86	16.4	28.1	85.2	100
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

21. Group

22. Net Rates (%)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Net Rates (%)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
5.500 - 5.999	10	2,451,727.00	0.6	245,173.00	5.96	5.713	65	69.69	723	356	4	80.7	48.7	60.8	82.7	7.1
6.000 - 6.499	35	8,106,880.00	1.8	231,625.00	6.51	6.255	67.1	71.66	698	349	2	81.5	45.1	47	80	22.4
6.500 - 6.999	514	125,143,861.00	29	243,471.00	6.97	6.717	74.7	84.38	708	359	1	91.2	23.6	36.1	85.5	33.5
7.000 - 7.499	659	156,456,357.00	36	237,415.00	7.43	7.177	78.3	88.43	703	360	0	84.8	11.5	30.7	83.3	44.2
7.500 - 7.999	447	114,521,133.00	26	256,199.00	7.83	7.581	79.6	89.39	698	360	0	81	8.4	24.7	84.1	49.7
8.000 - 8.499	136	32,717,053.00	7.4	240,567.00	8.43	8.175	79.6	89.5	704	360	0	57.3	4.3	18.4	81	38.3
8.500 - 8.999	1	229,874.00	0.1	229,874.00	9	8.75	74.2	74.22	670	358	2	0	100	0	100	0
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 5.750
Max: 9.000
Wgt Avg: 7.451

23. Non-Conforming Loans

24. Prepay Penalty

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Prepay Penalty	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
0	1,671	415,642,061.00	95	248,739.00	7.46	7.209	77.4	87.32	704	359	0	83.5	14.3	30	84.1	40.4
3	131	23,984,824.00	5.5	183,090.00	7.33	7.077	77.4	84.97	695	359	1	82.3	17	34.7	80.7	60.9
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

25. Silent_Second

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Silent_Second	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
2nd Lien Exists	1,032	250,223,308.00	57	242,464.00	7.48	7.23	78.4	96.06	705	360	0	86.2	14.4	18.8	85.5	52.4
No 2nd Lien Exists	770	189,403,577.00	43	245,979.00	7.41	7.164	76.1	75.47	700	359	1	79.8	14.6	45.3	81.7	27.1
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

TBW 2006-4
Credit Suisse
All records

1. Portfolio Summary

No of Loans: 1802
Total Original Balance: 439,781,403.00
Avg Original Balance: 244,051.83
Total Scheduled Balance: 439,626,885.64
Avg Scheduled Balance: 243,966.09
Gross WAC: 7.45139
Net WAC: 7.20139
Wgt Avg Original Term: 360
Wgt Avg Remaining Term: 359
Wgt Avg Original LTV: 77.43
Wgt Avg CLTV: 87.19
FICO: 703
% in California: 5.82
% LTV greater than 80 - No MI: 0.03

2. Mortgage Rates (%)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Mortgage Rates (%)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
5.500 - 5.999	3	780,771.00	0.2	260,257.00	5.77	5.524	61.7	72.81	744	353	7	100	0	100	77.6	22.4
6.000 - 6.499	16	3,564,434.00	0.8	222,777.00	6.2	5.946	63.3	69.33	734	357	3	76.7	52.5	42.5	93	33
6.500 - 6.999	272	64,301,343.00	15	236,402.00	6.82	6.568	73.3	82.11	709	358	1	89.1	30.1	34.2	82.3	29.9
7.000 - 7.499	635	153,961,129.00	35	242,458.00	7.21	6.96	76.8	86.94	704	360	0	89.5	16	35.6	85.9	39.7
7.500 - 7.999	639	158,664,948.00	36	248,302.00	7.69	7.436	79.4	89.45	699	360	0	81.8	9.7	25.2	83.3	49.1
8.000 - 8.499	153	37,336,080.00	8.5	244,027.00	8.1	7.854	79.9	88.09	699	360	0	74	3.6	27.8	83.2	38.6
8.500 - 8.999	83	20,788,306.00	4.7	250,462.00	8.5	8.25	78.3	89.61	706	360	0	52.9	3.8	17.2	78.6	40.7
9.000 - 9.499	1	229,874.00	0.1	229,874.00	9	8.75	74.2	74.22	670	358	2	0	100	0	100	0
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 5.750
Max: 9.000
Wgt Avg: 7.451

3. Index

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Index	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Fixed Rate	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

4. Product

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Product	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
FIXED 20YR	1	410,000.00	0.1	410,000.00	6.63	6.375	53.3	53.25	718	240	0	100	100	100	100	0
FIXED 25YR	1	330,000.00	0.1	330,000.00	6.5	6.25	57.9	57.89	555	300	0	100	100	100	0	0
FIXED 30YR	1,080	256,423,928.00	58	237,430.00	7.41	7.163	77.3	85.2	704	360	0	81.6	12.9	31.5	83	0
FIXED 30YR - IOYR IO	720	182,462,957.00	42	253,421.00	7.51	7.259	77.7	90.11	703	359	1	86	16.4	28.1	85.2	100
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

5. Scheduled Balances ($)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Scheduled Balances ($)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
0.00 - 24,999.99	3	59,800.00	0	19,933.00	8.5	8.25	80	79.95	692	360	0	0	0	0	100	0
25,000.00 - 49,999.99	26	1,042,882.00	0.2	40,111.00	7.46	7.214	67.2	70.39	684	360	0	23.7	12.1	19.7	91.8	12.4
50,000.00 - 74,999.99	34	2,149,881.00	0.5	63,232.00	7.7	7.452	77.8	82.12	699	359	1	27.2	35.8	27.2	82.9	22.2
75,000.00 - 99,999.99	38	3,367,379.00	0.8	88,615.00	7.61	7.357	79.4	89.09	716	359	1	45	31.7	19.8	81.8	59.6
100,000.00 - 124,999.99	64	7,183,920.00	1.6	112,249.00	7.49	7.238	76.9	88.6	718	360	0	59.5	25	21.8	80.7	59.4
125,000.00 - 149,999.99	58	7,997,773.00	1.8	137,893.00	7.38	7.13	77.8	88.15	700	360	0	70.5	30.8	27.7	79.1	50.3
150,000.00 - 174,999.99	276	44,852,573.00	10	162,509.00	7.44	7.188	78.8	88.88	705	360	0	76.3	18.9	21.4	86.2	32.1
175,000.00 - 199,999.99	300	56,068,209.00	13	186,894.00	7.43	7.184	78.5	89.25	700	360	0	80.8	14.7	23.1	84.1	36.8
200,000.00 - 249,999.99	359	80,196,341.00	18	223,388.00	7.43	7.176	78.4	89.33	702	360	0	82.8	17.7	24.1	86.7	40.2
250,000.00 - 299,999.99	236	64,360,320.00	15	272,713.00	7.39	7.138	77.9	88.11	704	360	0	89	10.1	27.2	84.6	44.4
300,000.00 - 399,999.99	236	80,310,532.00	18	340,299.00	7.43	7.182	77.7	86.03	697	359	0	88.5	11	35.1	82.1	40.2
400,000.00 - 499,999.99	99	43,460,124.00	9.9	438,991.00	7.41	7.162	75.7	85.11	705	358	1	89.9	15.4	43	78.5	40.8
500,000.00 - 599,999.99	36	19,604,968.00	4.5	544,582.00	7.58	7.332	77.3	87.17	721	360	0	69.8	11.5	39.2	80.1	46.3
600,000.00 - 699,999.99	14	8,929,242.00	2	637,803.00	7.59	7.342	73.1	84.76	680	360	0	85.5	14.8	56.6	92.9	71
700,000.00 - 799,999.99	10	7,375,177.00	1.7	737,518.00	7.74	7.485	74.6	80.56	716	360	0	100	0	20.3	79.7	39.3
800,000.00 - 899,999.99	4	3,305,500.00	0.8	826,375.00	8	7.748	77	79.46	721	360	0	100	0	75.5	100	25
900,000.00 - 999,999.99	6	5,617,264.00	1.3	936,211.00	7.7	7.451	71.8	72.38	700	360	0	100	16.8	83.4	100	50.2
1,000,000.00 - 1,099,999.99	1	1,000,000.00	0.2	1,000,000.00	7.75	7.5	62.5	62.5	686	359	1	100	0	0	100	100
1,200,000.00 - 1,999,999.99	2	2,745,000.00	0.6	1,372,500.00	7.71	7.456	56.5	76.01	766	357	3	100	0	0	54.6	100
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 19,900.00
Max: 1,500,000.00
Avg: 243,966.09

6. FICO

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
FICO	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
less than or equal to 619	20	4,459,095.00	1	222,955.00	6.91	6.664	74.8	78.43	590	354	2	98.1	94.2	26	84	14.5
620 - 639	103	23,738,650.00	5.4	230,472.00	7.45	7.197	77.3	82.76	631	360	0	86.6	25.2	45.3	90	38.3
640 - 659	184	45,700,358.00	10	248,372.00	7.55	7.296	78.4	85.42	651	359	1	88.8	20.2	35.9	86.7	42.3
660 - 679	318	77,016,054.00	18	242,189.00	7.49	7.242	77.9	88.62	670	360	0	86.5	11.6	31.9	88.2	41.6
680 - 699	287	70,495,905.00	16	245,630.00	7.48	7.234	77.7	87.75	689	360	0	89.8	11.3	34.5	84.1	45.8
700 - 719	264	66,140,079.00	15	250,531.00	7.48	7.228	77.2	87.56	709	359	0	78.9	9.3	28.6	83.3	45.6
720 - 739	218	53,783,101.00	12	246,711.00	7.45	7.2	77	87.24	729	360	0	81.1	9.7	28.5	82.7	41.2
740 - 759	171	40,369,809.00	9.2	236,081.00	7.32	7.071	77	88.23	749	359	1	78.4	15.7	26.8	80.4	40.5
760 - 779	127	30,006,134.00	6.8	236,269.00	7.38	7.133	77.9	88.56	769	359	1	76.3	16.3	13	80.5	31.5
780 - 799	79	18,852,739.00	4.3	238,642.00	7.31	7.057	77.1	84.38	788	360	0	74.5	15.6	29.4	67.9	34.8
800 greater than or equal to	31	9,064,962.00	2.1	292,418.00	7.57	7.323	74.7	89.1	806	359	1	79.2	19.5	13.4	86.1	48.7
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 528
Max: 816
Wgt Avg: 703

7. DTI Ratio

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
DTI Ratio	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
less than or equal to 20.00	362	89,743,157.00	20	247,909.00	7.55	7.303	74.3	79.95	721	360	0	82.1	1.3	25.4	84.1	33.6
20.01 - 25.00	53	11,089,946.00	2.5	209,244.00	7.36	7.108	77.2	86.1	701	360	0	74.9	4.2	42.1	92.5	42.2
25.01 - 30.00	135	31,728,977.00	7.2	235,029.00	7.42	7.167	77.6	88.35	706	359	1	77.9	20.3	30.8	91.7	39.8
30.01 - 35.00	201	49,510,456.00	11	246,321.00	7.48	7.227	77.1	86.34	702	360	0	78.2	12.7	30.1	83.3	38.7
35.01 - 40.00	318	81,224,032.00	19	255,421.00	7.46	7.205	78.2	89.14	700	359	0	89.4	12.1	31.8	83.6	44
40.01 - 45.00	364	89,863,702.00	20	246,878.00	7.45	7.201	78.7	89.86	698	359	1	84.9	14.6	31.1	82.7	47.5
45.01 - 50.00	320	74,434,525.00	17	232,608.00	7.36	7.114	78.8	91.53	694	359	1	85.9	30	30.1	82	45.1
50.01 - 55.00	40	9,938,637.00	2.3	248,466.00	7.35	7.1	79.4	84.42	704	360	0	73.7	22	37.4	75.4	38.2
55.01 greater than or equal to	9	2,093,454.00	0.5	232,606.00	6.97	6.722	74.1	74.08	647	359	1	67.8	89.5	41.1	93.8	0
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 0.00
Max: 73.88
Wgt Avg: 38.95

8. Original LTV Ratio (%)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Original LTV Ratio (%)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
less than or equal to 50.000	42	8,789,147.00	2	209,265.00	7.02	6.767	42.3	45.22	709	359	1	90	6.6	63.7	73.6	36.2
50.001 - 55.000	25	8,156,153.00	1.9	326,246.00	7.13	6.876	53.3	64.23	737	353	1	91.2	9.7	49.4	76.6	40.7
55.001 - 60.000	39	11,118,045.00	2.5	285,078.00	6.96	6.708	58.7	60.76	712	357	1	68.7	3	60.8	66.6	22.7
60.001 - 65.000	39	11,165,281.00	2.5	286,289.00	7.25	7	63.3	68.67	704	359	1	70.3	5.3	50.9	82.6	21
65.001 - 70.000	89	26,342,717.00	6	295,986.00	7.35	7.102	69	75.99	708	359	1	75.6	10.7	54.3	82.7	36.7
70.001 - 75.000	164	39,820,841.00	9.1	242,810.00	7.51	7.26	74.2	81.15	694	360	0	71.1	9.4	52.3	81.5	36.8
75.001 - 80.000	1,241	299,556,046.00	68	241,383.00	7.48	7.229	79.8	91.89	701	360	0	86.5	14	23.9	84.8	46.6
80.001 - 85.000	11	2,196,478.00	0.5	199,680.00	7.14	6.887	83.7	84.47	699	359	1	88.5	39.7	18.3	96.1	26.1
85.001 - 90.000	73	15,039,974.00	3.4	206,027.00	7.69	7.442	89.5	89.53	708	360	0	67.5	28.2	21.8	86.4	15.8
90.001 - 95.000	53	12,480,399.00	2.8	235,479.00	7.77	7.518	94.7	94.68	717	359	1	95.1	22	4	91.1	16.1
95.001 - 100.000	26	4,961,804.00	1.1	190,839.00	7.34	7.09	99.4	99.36	716	359	1	100	100	0	94.1	43
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 14.590
Max: 100.000
Wgt Avg: 77.432

9. Combined LTV Ratio (%)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Combined LTV Ratio (%)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
less than or equal to 50.000	47	9,995,658.00	2.3	212,674.00	7.11	6.859	49.2	36.59	704	360	0	91.2	5.8	53.5	71.1	39.9
50.001 - 55.000	19	5,053,297.00	1.1	265,963.00	6.75	6.498	53.5	53.46	712	350	1	85.7	12.6	61.6	62.2	12.9
55.001 - 60.000	36	10,249,463.00	2.3	284,707.00	6.98	6.732	58.8	58.78	712	357	1	68.6	3.2	61.6	63.8	24.6
60.001 - 65.000	32	8,245,615.00	1.9	257,675.00	7.21	6.959	63.1	63.08	707	359	1	72.6	2.1	49	86.6	22.9
65.001 - 70.000	60	18,606,806.00	4.2	310,113.00	7.3	7.053	67.5	68.76	705	360	0	76.6	11.9	66.1	84.9	37.2
70.001 - 75.000	104	24,894,825.00	5.7	239,373.00	7.51	7.259	73.6	73.96	693	360	0	74.2	8.7	66.8	83.9	30
75.001 - 80.000	324	83,366,205.00	19	257,303.00	7.46	7.211	79.1	79.47	695	360	0	81.9	10.5	45.6	80.8	26.9
80.001 - 85.000	31	8,650,987.00	2	279,064.00	7.53	7.277	74.8	84.12	703	360	0	66.5	11	48.2	91.9	39.3
85.001 - 90.000	206	52,718,495.00	12	255,915.00	7.56	7.311	80.5	89.44	699	359	1	75.5	17.2	26.2	85.9	43.5
90.001 - 95.000	305	71,197,049.00	16	233,433.00	7.62	7.366	81.7	94.67	708	359	1	67	12.3	16	84.2	43.9
95.001 - 100.000	638	146,648,486.00	33	229,857.00	7.43	7.175	80.2	99.85	707	360	0	99.7	20.5	12.1	87	53.9
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 10.000
Max: 100.000
Wgt Avg: 87.187

10. Documentation Type

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Documentation Type	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
NIV	839	211,552,509.00	48	252,148.00	7.45	7.199	77.9	88.33	699	360	0	81.7	0	34.2	82.3	43.1
Stated Income / Stated Assets	339	81,648,398.00	19	240,851.00	7.54	7.289	77	88.59	703	360	0	86.3	0	25	84.6	40.4
Full	293	63,677,502.00	15	217,329.00	7.2	6.954	80.7	91.17	695	358	1	84.2	100	30.9	86.5	47
No Income/ No Asset	225	55,284,080.00	13	245,707.00	7.57	7.324	72.6	75.68	724	360	0	88.6	0	27	81.8	30.1
No Ratio	106	27,464,397.00	6.2	259,098.00	7.54	7.285	76.9	88.14	713	360	0	76.9	0	20.3	92	42.5
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

11. Property Type

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Property Type	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Single Family Residence	1,134	271,523,455.00	62	239,439.00	7.43	7.183	77.3	86.74	701	359	1	85.7	14.2	33.1	100	39.9
Condo	151	32,740,516.00	7.4	216,825.00	7.59	7.338	76.9	86.02	715	360	0	67.9	14.8	26.8	0	42.5
2-4 Family	132	38,111,858.00	8.7	288,726.00	7.38	7.125	74.7	82.17	710	359	1	84.4	9.8	38.8	0	34.3
PUD	385	97,251,056.00	22	252,600.00	7.49	7.235	79.1	90.8	701	360	0	82.1	17	20.1	100	48.3
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

12. Mortgage Loan Purpose

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Mortgage Loan Purpose	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Purchase	1,041	238,527,116.00	54	229,133.00	7.52	7.268	80	92.96	711	360	0	81.4	14.1	0	84.4	45.5
Refinance - Rate Term	272	68,204,210.00	16	250,751.00	7.4	7.147	75.5	82.31	690	359	1	82.4	15	0	85.3	33.2
Refinance - Cashout	489	132,895,560.00	30	271,770.00	7.36	7.11	73.8	79.33	695	359	0	87.7	14.8	100	82.3	38.6
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

13. Occupancy Type

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Occupancy Type	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Primary	1,428	366,957,121.00	84	256,973.00	7.41	7.161	77.6	87.93	701	359	0	100	14.6	31.7	85.2	42.8
Second Home	71	17,058,166.00	3.9	240,256.00	7.36	7.112	75.6	83.18	715	359	1	0	8.2	25.4	77.9	45.1
Investment	303	55,611,598.00	13	183,537.00	7.75	7.498	76.6	83.52	715	360	0	0	15.6	21.7	77.2	32.1
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

14. State

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
State	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
Illinois	204	56,843,041.00	13	278,642.00	7.73	7.477	77.7	89.59	698	360	0	87.2	7.8	31.6	76.3	37
Georgia	271	56,301,653.00	13	207,755.00	7.42	7.171	79.1	89.24	701	360	0	76.5	18.9	18.9	94.4	39.3
Florida	215	53,005,498.00	12	246,537.00	7.49	7.241	76.7	85.25	706	359	1	85.4	7.9	34.9	88.8	46.6
Massachusetts	163	44,676,188.00	10	274,087.00	7.41	7.158	75	83.62	708	360	0	95.4	4.5	33.8	57	36.1
Arizona	108	27,485,902.00	6.3	254,499.00	7.43	7.184	77.5	88.04	700	360	0	78.8	17.7	31.4	95.9	64.1
California	63	25,600,494.00	5.8	406,357.00	7.3	7.051	72	77.66	716	357	1	80.3	16.3	46.5	82.2	41.3
Colorado	113	24,715,673.00	5.6	218,723.00	7.41	7.161	79.1	91.94	707	360	0	80	18	14.8	88.4	62.7
Utah	88	20,322,694.00	4.6	230,940.00	7.39	7.142	79.1	89.11	705	359	1	74.8	24.7	26.1	95.5	40.3
Maryland	47	12,478,528.00	2.8	265,501.00	7.46	7.212	78.2	90.61	698	360	0	87.6	12.8	22.4	94.9	58.9
Nevada	42	11,268,671.00	2.6	268,302.00	7.37	7.119	79.3	91.8	696	360	0	92.5	16.3	26.2	92	62.6
Other	488	106,928,546.00	24	219,116.00	7.39	7.137	78.1	86.99	702	359	0	82.2	19.1	33.1	83.1	30.1
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

15. Original Term

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Original Term	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
240	1	410,000.00	0.1	410,000.00	6.63	6.375	53.3	53.25	718	240	0	100	100	100	100	0
300	1	330,000.00	0.1	330,000.00	6.5	6.25	57.9	57.89	555	300	0	100	100	100	0	0
360	1,800	438,886,886.00	100	243,826.00	7.45	7.203	77.5	87.24	703	360	0	83.4	14.3	30.1	83.9	41.6
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Max: 360
Min: 240
Wgt Avg: 360

16. Remaining Term to Stated Maturity

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Remaining Term to Stated Maturity	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
240 - 240	1	410,000.00	0.1	410,000.00	6.63	6.375	53.3	53.25	718	240	0	100	100	100	100	0
300 - 300	1	330,000.00	0.1	330,000.00	6.5	6.25	57.9	57.89	555	300	0	100	100	100	0	0
343 - 343	1	345,000.00	0.1	345,000.00	6.88	6.625	76.7	87.53	601	343	17	100	100	0	100	100
348 - 348	2	535,082.00	0.1	267,541.00	5.92	5.67	63.4	79.57	749	348	12	84.9	0	84.9	100	15.1
350 - 350	1	356,973.00	0.1	356,973.00	6.25	6	70	95	813	350	10	0	100	0	100	100
351 - 351	1	490,573.00	0.1	490,573.00	6.5	6.25	60.6	60.61	654	351	9	0	0	0	100	0
352 - 352	3	848,060.00	0.2	282,687.00	6.97	6.717	85.9	91.48	748	352	8	67.2	0	0	60.9	0
353 - 353	2	496,273.00	0.1	248,136.00	6.81	6.562	68.1	73.08	730	353	7	0	50	50	50	50
354 - 354	6	1,317,809.00	0.3	219,635.00	6.82	6.572	81.4	85.97	719	354	6	100	61.2	4.2	79.4	63.6
355 - 355	2	371,301.00	0.1	185,651.00	6.83	6.58	86	89.61	663	355	5	63.8	63.8	63.8	63.8	0
356 - 356	3	1,421,876.00	0.3	473,959.00	6.79	6.537	62.5	63.48	723	356	4	87.6	0	0	0	87.6
357 - 357	24	6,254,946.00	1.4	260,623.00	7.15	6.896	80.7	87.86	679	357	3	90.3	31.2	24.2	93.1	43.9
358 - 358	29	7,562,077.00	1.7	260,761.00	7.44	7.189	72.2	87.45	718	358	2	72.1	29.4	38.7	87.7	39.6
359 - 359	504	128,078,761.00	29	254,125.00	7.39	7.135	76.9	86.95	703	359	1	84.9	15.1	33.2	84.4	43.1
360 - 360	1,222	290,808,154.00	66	237,977.00	7.51	7.256	77.9	87.53	703	360	0	83.3	12.9	29	83.9	40.7
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 240
Max: 360
Wgt Avg: 359

17. First Payment Date

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
First Payment Date	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
2005	8	2,575,688.00	0.6	321,961.00	6.55	6.299	72.9	83.09	720	349	11	53.2	27.3	17.6	87.1	30.4
2006	1,794	437,051,198.00	99	243,618.00	7.46	7.207	77.5	87.21	703	359	0	83.6	14.4	30.3	83.9	41.6
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

18. Maturity Date

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Maturity Date	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
2026	1	410,000.00	0.1	410,000.00	6.63	6.375	53.3	53.25	718	240	0	100	100	100	100	0
2031	1	330,000.00	0.1	330,000.00	6.5	6.25	57.9	57.89	555	300	0	100	100	100	0	0
2035	10	3,071,961.00	0.7	307,196.00	6.59	6.341	72.2	81.47	721	350	10	44.6	30.9	22.9	81.1	33.6
2036	1,790	435,814,925.00	99	243,472.00	7.46	7.209	77.5	87.28	703	360	0	83.7	14.2	30.2	84	41.6
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

19. Zipcode

20. Interest Only Period

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Interest Only Period	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
0	1,082	257,163,928.00	59	237,675.00	7.41	7.161	77.2	85.11	703	359	0	81.7	13.1	31.7	82.9	0
120	720	182,462,957.00	42	253,421.00	7.51	7.259	77.7	90.11	703	359	1	86	16.4	28.1	85.2	100
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

21. Group

22. Net Rates (%)

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Net Rates (%)	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
5.500 - 5.999	10	2,451,727.00	0.6	245,173.00	5.96	5.713	65	69.69	723	356	4	80.7	48.7	60.8	82.7	7.1
6.000 - 6.499	35	8,106,880.00	1.8	231,625.00	6.51	6.255	67.1	71.66	698	349	2	81.5	45.1	47	80	22.4
6.500 - 6.999	514	125,143,861.00	29	243,471.00	6.97	6.717	74.7	84.38	708	359	1	91.2	23.6	36.1	85.5	33.5
7.000 - 7.499	659	156,456,357.00	36	237,415.00	7.43	7.177	78.3	88.43	703	360	0	84.8	11.5	30.7	83.3	44.2
7.500 - 7.999	447	114,521,133.00	26	256,199.00	7.83	7.581	79.6	89.39	698	360	0	81	8.4	24.7	84.1	49.7
8.000 - 8.499	136	32,717,053.00	7.4	240,567.00	8.43	8.175	79.6	89.5	704	360	0	57.3	4.3	18.4	81	38.3
8.500 - 8.999	1	229,874.00	0.1	229,874.00	9	8.75	74.2	74.22	670	358	2	0	100	0	100	0
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5
Min: 5.750
Max: 9.000
Wgt Avg: 7.451

23. Non-Conforming Loans

24. Prepay Penalty

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Prepay Penalty	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
0	1,671	415,642,061.00	95	248,739.00	7.46	7.209	77.4	87.32	704	359	0	83.5	14.3	30	84.1	40.4
3	131	23,984,824.00	5.5	183,090.00	7.33	7.077	77.4	84.97	695	359	1	82.3	17	34.7	80.7	60.9
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5

25. Silent_Second

		Total										%	%	%	%	%
	No of	Scheduled		Avg.		Net	Orig.	Combined				Owner	Full-Alt	Cashout	SFD	Interest
Silent_Second	Loans	Balance	%	Balance	WAC	WAC	LTV	LTV	FICO	WAM	AGE	Occupied	Doc	Refi	PUD	Only
2nd Lien Exists	1,032	250,223,308.00	57	242,464.00	7.48	7.23	78.4	96.06	705	360	0	86.2	14.4	18.8	85.5	52.4
No 2nd Lien Exists	770	189,403,577.00	43	245,979.00	7.41	7.164	76.1	75.47	700	359	1	79.8	14.6	45.3	81.7	27.1
Total:	1,802	439,626,886.00	100	243,966.00	7.45	7.201	77.4	87.19	703	359	0	83.5	14.5	30.2	83.9	41.5